Exhibit 4.4

EXECUTION VERSION

AMENDMENT NO. 1 TO INTERCREDITOR AGREEMENT (2012-2)

AMENDMENT NO. 1 TO INTERCREDITOR AGREEMENT (2012-2), dated as of December 27, 2012 (this “Amendment No. 1”), is made by and among WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as Trustee (the “Class C Trustee”) under the Continental Airlines Pass Through Trust 2012-3C-O (the “Class C Trust”); CONTINENTAL AIRLINES, INC., a Delaware corporation (“Continental”); and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as Subordination Agent and as trustee under the Intercreditor Agreement (as defined below) (in such capacity, together with any duly appointed successor, the “Subordination Agent”).

W I T N E S S E T H:

WHEREAS, Wilmington Trust, National Association, not in its individual capacity but solely as Class A Trustee and Class B Trustee, Natixis S.A., acting through its New York Branch, as Class A Liquidity Provider and Class B Liquidity Provider, and Wilmington Trust, National Association, not in its individual capacity but solely as Subordination Agent and trustee thereunder, have heretofore entered into the Intercreditor Agreement (2012-2), dated as of October 3, 2012 (the “Original Intercreditor Agreement”, and as amended by this Amendment No. 1 to Intercreditor Agreement (2012-2), and as the same may be further amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Intercreditor Agreement”);

WHEREAS, on the date hereof, a Continental Airlines Pass Through Trust 2012-3C-O will be created to issue pass through certificates designated as “Series 2012-3C-O” (the “Class C Certificates”) pursuant to a Pass Through Trust Agreement dated as of October 3, 2012 between Continental and Wilmington Trust, National Association, as supplemented by Supplement No. 2012-3C-O thereto dated as of the date hereof (the “Class C Trust Agreement”);

WHEREAS, pursuant to the Note Purchase Agreement, dated as of December 27, 2012 (the “Class C Note Purchase Agreement”), among Continental, the Class C Trustee, the Subordination Agent, Wilmington Trust Company, as subordination agent and trustee under the Intercreditor Agreement (2012-1) dated as of March 22, 2012 (the “Other Intercreditor Agreement”), U.S. Bank National Association, as escrow agent, and Wilmington Trust, National Association, as paying agent, the Class C Trustee will purchase a single series of Additional Equipment Notes (the “Series C Equipment Notes”) issued by Continental under the Indentures and the Indentures (as defined in the Other Intercreditor Agreement) using a portion of the proceeds from the issuance of the Class C Certificates;

WHEREAS, the Series C Equipment Notes to be acquired by the Class C Trust will have an interest rate equal to the Stated Interest Rate applicable to the Class C Certificates to be issued by the Class C Trust;

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WHEREAS, in connection with the issuance of the Class C Certificates, the parties hereto wish to amend the Original Intercreditor Agreement in accordance with Section 9.1(d) thereof; and

WHEREAS, the Ratings Confirmation relating to the issuance of the Class C Certificates and this Amendment No. 1, as required by Section 9.1(d) of the Original Intercreditor Agreement has been obtained.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions.  Capitalized terms and phrases used and not otherwise defined herein shall for all purposes of this Amendment No. 1, including the recital of the parties and the other preceding recitals, have the respective meanings specified therefor in the Original Intercreditor Agreement.

Section 2. Amendment.  Effective as of the date hereof, the Original Intercreditor Agreement shall be amended as follows:

(a) the Class C Trustee shall be added as a party to the Intercreditor Agreement, and the parties hereto confirm and agree that, upon execution and delivery of this Amendment No. 1 by each of Continental and the Subordination Agent, the Class C Trustee shall be a party to the Intercreditor Agreement as fully and with the same force and effect as if the Class C Trustee had originally executed and delivered a counterpart thereof;

(b) Section 1.1 of the Original Intercreditor Agreement shall be amended by adding the following new definitions in appropriate alphabetical order:

“Class A Expected Distributions” means, on any Current Distribution Date, the difference between (A) the Series A Pool Balance as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Class A Certificates) and (B) the Series A Pool Balance as of the Current Distribution Date calculated on the basis that (i) the principal of any Non-Performing Equipment Notes held in the Class A Trust has been paid in full and such payments have been distributed to the holders of the Class A Certificates, (ii) the principal of any Performing Equipment Notes held in the Class A Trust has been paid when due (without giving effect to any Acceleration of Performing Equipment Notes) and such payments have been distributed to the holders of the Class A Certificates and (iii) the principal of any Equipment Notes formerly held in the Class A Trust that have been sold pursuant to the terms hereof has been paid in full and such payments have been distributed to the holders of the Class A Certificates, but without giving effect to any reduction in the Series A Pool Balance as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Class A Certificates). For purposes of calculating Class A Expected Distributions, any Premium paid on the Equipment Notes held in the Class A Trust which has not been distributed to the holders of the Class A Certificates (other than such Premium or a portion thereof applied to the payment of interest on

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the Class A Certificates or the reduction of the Series A Pool Balance) shall be added to the amount of such Class A Expected Distributions.

“Class B Expected Distributions” means, on any Current Distribution Date, the difference between (A) the Series B Pool Balance as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Class B Certificates) and (B) the Series B Pool Balance as of the Current Distribution Date calculated on the basis that (i) the principal of any Non-Performing Equipment Notes held in the Class B Trust has been paid in full and such payments have been distributed to the holders of the Class B Certificates, (ii) the principal of any Performing Equipment Notes held in the Class B Trust has been paid when due (without giving effect to any Acceleration of Performing Equipment Notes) and such payments have been distributed to the holders of the Class B Certificates and (iii) the principal of any Equipment Notes formerly held in the Class B Trust that have been sold pursuant to the terms hereof has been paid in full and such payments have been distributed to the holders of the Class B Certificates, but without giving effect to any reduction in the Series B Pool Balance as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Class B Certificates). For purposes of calculating Class B Expected Distributions, any Premium paid on the Equipment Notes held in the Class B Trust which has not been distributed to the holders of the Class B Certificates (other than such Premium or a portion thereof applied to the payment of interest on the Class B Certificates or the reduction of the Series B Pool Balance) shall be added to the amount of such Class B Expected Distributions.

“Class C Adjusted Interest” means, as of any Current Distribution Date, (I) any interest described in clause (II) of this definition accruing prior to the immediately preceding Distribution Date which remains unpaid and (II) interest at the Stated Interest Rate for the Class C Certificates (A) for the number of days during the period commencing on, and including, the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date for the Class C Certificates, the Class C Closing Date) and ending on, but excluding the Current Distribution Date, on the Preferred C Pool Balance on such Current Distribution Date and (B) on the principal amount calculated pursuant to clauses (B)(i), (ii), (iii) and (iv) of the definition of Preferred C Pool Balance for each Series C Equipment Note with respect to which a disposition, distribution, sale or Deemed Disposition Event has occurred since the immediately preceding Distribution Date (but only if no such event has previously occurred with respect to such Series C Equipment Note), for each day during the period, for each such Series C Equipment Note, commencing on, and including, the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date for the Class C Certificates, the Class C Closing Date) and ending on, but excluding the date of disposition, distribution, sale or Deemed Disposition Event with respect to such Series C Equipment Note, Aircraft or Collateral, as the case may be.

“Class C Certificateholder” means, at any time, any holder of one or more Class C Certificates.

“Class C Certificates” means the certificates issued by the Class C Trust, substantially in the form of Exhibit A to the Class C Trust Agreement, and authenticated by the

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Class C Trustee, representing fractional undivided interests in the Class C Trust, and any certificates issued in exchange therefor or replacement thereof pursuant to the terms of the Class C Trust Agreement.

“Class C Closing Date” means December 27, 2012.

“Class C Deposit Agreement” means the Deposit Agreement dated as of the Class C Closing Date between the Class C Escrow Agent and the Class C Depositary, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

“Class C Depositary” means Natixis S.A., a société anonyme under French law, acting through its New York Branch, as depositary under the Class C Deposit Agreement.

“Class C Escrow Agent” means U.S. Bank National Association, as escrow agent under the Class C Escrow and Paying Agent Agreement, together with its successors in such capacity.

“Class C Escrow and Paying Agent Agreement” means the Escrow and Paying Agent Agreement dated as of the Class C Closing Date between the Class C Escrow Agent, the underwriters referenced therein, the Class C Trustee and the Paying Agent, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

“Class C Expected Distributions” means, on any Current Distribution Date, the difference between (A) the Series C Limited Pool Balance as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, $225,440,000) and (B) the Series C Limited Pool Balance as of the Current Distribution Date calculated on the basis that (i) the principal of any Non-Performing Equipment Notes held in the Class C Trust has been paid in full and such payments have been distributed to the holders of the Class C Certificates, (ii) the principal of any Performing Equipment Notes held in the Class C Trust has been paid when due (without giving effect to any Acceleration of Performing Equipment Notes) and such payments have been distributed to the holders of the Class C Certificates and (iii) the principal of any Series C Equipment Notes formerly held in the Class C Trust that have been sold pursuant to the terms hereof has been paid in full and such payments have been distributed to the holders of the Class C Certificates, but without giving effect to any reduction in the Series C Limited Pool Balance as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Class C Certificates). For purposes of calculating Class C Expected Distributions, any Premium paid on the Series C Equipment Notes which has not been distributed to the holders of the Class C Certificates (other than such Premium or a portion thereof applied to the payment of interest on the Class C Certificates or the reduction of the Series C Limited Pool Balance) shall be added to the amount of such Class C Expected Distributions.

“Class C Note Purchase Agreement” means the Note Purchase Agreement, dated as of the Class C Closing Date among Continental, the Class C Trustee, the Subordination Agent, the Class C Escrow Agent and the Paying Agent, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

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“Class C Trust” means (A)(i) prior to the Transfer, the Continental Airlines Pass Through Trust 2012-3C-O created and administered pursuant to the Class C Trust Agreement and (ii) after the Transfer, the Continental Airlines Pass Through Trust 2012-3C-S created and administered pursuant to the Class C Trust Agreement and (B) after the Final Distribution has been made with respect to the Class C Certificates, such other pass through trust that acquires Series C Equipment Notes, if and when established in accordance with the provisions of Section 4(a)(vi) of the Class C Note Purchase Agreement and subject to the provisions of Sections 9.1(c) and 9.1(d) of this Agreement.

“Class C Trust Agreement” means (A)(i) prior to the Transfer, the Basic Agreement, as supplemented by the Supplement No. 2012-3C-O thereto dated as of the date Class C Closing Date, governing the creation and administration of the Continental Airlines Pass Through Trust 2012-3C-O (the “Original Class C Trust”) and the issuance of the Class C Certificates, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms, and (ii) after the Transfer, the Basic Agreement, as supplemented by the Supplement No. 2012-3C-S thereto, governing the creation and administration of the Continental Airlines Pass Through Trust 2012-3C-S (the “Successor Class C Trust”) and the issuance of the Class C Certificates, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms, and (B) after the Final Distribution has been made with respect to the Class C Certificates, such other agreement executed by Continental establishing a Class C Trust in accordance with the provisions of Section 4(a)(vi) of the Class C Note Purchase Agreement and subject to the provisions of Section 9.1(c) and 9.1(d) of this Agreement.

“Class C Trustee” means WTNA, not in its individual capacity except as expressly set forth in the Class C Trust Agreement, but solely as trustee under the Class C Trust Agreement, together with any successor trustee appointed pursuant thereto.

“Original Class C Trust” has the meaning assigned to such term in the definition of “Class C Trust Agreement”.

“Preferred C Pool Balance” means, as of any date, the excess of (A) the Series C Limited Pool Balance as of the immediately preceding Distribution Date (or, if such date is on or before the first Distribution Date occurring after the initial issuance of the Class C Certificates, $225,440,000) over (B) the sum of (i) the outstanding principal amount of each Series C Equipment Note that remains unpaid as of such date subsequent to the disposition of the Collateral under the Indenture pursuant to which such Series C Equipment Note was issued and after giving effect to any distributions of the proceeds of such disposition applied under such Indenture to the payment of each such Series C Equipment Note, (ii) the outstanding principal amount of each Series C Equipment Note that remains unpaid as of such date subsequent to the scheduled date of mandatory redemption of such Series C Equipment Note following an Event of Loss (as defined in such Indenture) with respect to the Aircraft which secured such Series C Equipment Note and after giving effect to the distributions of any proceeds in respect of such Event of Loss applied under such Indenture to the payment of each such Series C Equipment Note, (iii) the excess, if any, of (x) the outstanding amount of principal and interest as of the date of sale of each Series C Equipment Note previously sold over (y) the purchase price received with respect to the sale of such Series C Equipment Note (net of any applicable costs and

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expenses of sale) and (iv) the outstanding principal amount of any Series C Equipment Note with respect to which a Deemed Disposition Event has occurred; provided, however, that if more than one of the clauses (i), (ii), (iii) and (iv) is applicable to any one Series C Equipment Note, only the amount determined pursuant to the clause that first became applicable shall be counted with respect to such Series C Equipment Note.

“Series A Pool Balance” means, as of any date, (i) the original aggregate face amount of the Class A Certificates less (ii) the aggregate amount of all payments made as of such date in respect of the Class A Certificates or in respect of Deposits relating to the Class A Trust other than payments made in respect of interest or Premium thereon or reimbursement of any costs and expenses in connection therewith. The Series A Pool Balance as of any date shall be computed after giving effect to any special distribution with respect to unused Deposits, if any, payment of principal of the Series A Equipment Notes or payment with respect to other Trust Property held in the Class A Trust and the distribution thereof to be made on that date.

“Series B Pool Balance” means, as of any date, (i) the original aggregate face amount of the Class B Certificates less (ii) the aggregate amount of all payments made as of such date in respect of the Class B Certificates or in respect of Deposits relating to the Class B Trust other than payments made in respect of interest or Premium thereon or reimbursement of any costs and expenses in connection therewith. The Series B Pool Balance as of any date shall be computed after giving effect to any special distribution with respect to unused Deposits, if any, payment of principal of the Series B Equipment Notes or payment with respect to other Trust Property held in the Class B Trust and the distribution thereof to be made on that date.

“Series C Equipment Notes” means (A) the 6.125% Series C Equipment Notes issued pursuant to any Indenture by Continental and authenticated by the Loan Trustee thereunder, and any such Equipment Notes issued in exchange therefor or replacement thereof pursuant to the terms of such Indenture and (B) after the Final Distribution has been made with respect to the Class C Certificates, equipment notes, if any, issued pursuant to any Indenture by Continental in accordance with Section 4(a)(vi) of the Class C Note Purchase Agreement and subject to the provisions of Section 9.1(c) and 9.1(d) of this Agreement and authenticated by the Loan Trustee under such Indenture, and designated as “Series C” thereunder, and any such equipment notes issued in exchange therefor or replacement thereof pursuant to the terms of such Indenture.

“Series C Limited Pool Balance” means, as of any date, (i) $225,440,000 less (ii) the aggregate amount of all payments made as of such date in respect of the Class C Certificates or in respect of Deposits relating to the Class C Trust, if any, other than payments made in respect of interest or Premium thereon or reimbursement of any costs and expenses in connection therewith. The Series C Limited Pool Balance as of any date shall be computed after giving effect to any special distribution with respect to unused Deposits, if any, payment of principal of the Series C Equipment Notes or payment with respect to other Trust Property of the Prior Series 2 (as defined in the Class C Note Purchase Agreement) held in the Class C Trust and the distribution thereof to be made on that date.

“Successor Class C Trust” has the meaning assigned to such term in the definition of “Class C Trust Agreement”.

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(c) the definition of “Certificate” in Section 1.1 of the Original Intercreditor Agreement shall be amended and restated in its entirety to read as follows:

“Certificate” means a Class A Certificate, a Class B Certificate or a Class C Certificate, as applicable.

(d) the definition of “Delivery Period Expiry Date” in Section 1.1 of the Original Intercreditor Agreement shall be amended by inserting the words “and the Class C Note Purchase Agreement” after each instance of the words “Note Purchase Agreement”;

(e) the definition of “Deposits” in Section 1.1 of the Original Intercreditor Agreement shall be amended and restated in its entirety to read as follows:

“Deposits”, with respect to any Class of Certificates, has the meaning set forth in the Deposit Agreement pertaining to such Class, but shall not include any Deposits (as defined in the Class C Deposit Agreement) for the aircraft relating to the Prior Series 1 (as defined in the Class C Note Purchase Agreement).

(f) the definition of “Deposit Agreement” in Section 1.1 of the Original Intercreditor Agreement shall be amended and restated in its entirety to read as follows:

“Deposit Agreement” means, (i) with respect to either the Class A Certificates or the Class B Certificates, the Deposit Agreement pertaining to such Class, dated as of the date hereof, between the Escrow Agent and the Depositary, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof, and (ii) with respect to the Class C Certificates, the Class C Deposit Agreement.

(g) the definition of “Eligible Aircraft” in Section 1.1 of the Original Intercreditor Agreement shall be amended by inserting the words “and the Class C Note Purchase Agreement” after the words “Note Purchase Agreement”.

(h) the definition of “Escrow and Paying Agent Agreement” in Section 1.1 of the Original Intercreditor Agreement shall be amended and restated in its entirety to read as follows:

“Escrow and Paying Agent Agreement” means, (i) with respect to either the Class A Certificates or the Class B Certificates, the Escrow and Paying Agent Agreement pertaining to such Class dated as of the date hereof between the Escrow Agent, the Underwriters, the Trustee for such Class and the Paying Agent, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof and (ii) with respect to the Class C Certificates, the Class C Escrow and Paying Agent Agreement.

(i) the definition of “Equipment Note Special Payment” in Section 1.1 of the Original Intercreditor Agreement shall be amended and restated in its entirety to read as follows:

“Equipment Note Special Payment” means a Special Payment on account of the redemption, purchase or prepayment of Equipment Notes issued pursuant to an Indenture.

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(j) the definition of “Equipment Notes” in Section 1.1 of the Original Intercreditor Agreement shall be amended and restated in its entirety to read as follows:

“Equipment Notes” means, at any time, the Series A Equipment Notes, the Series B Equipment Notes and the Series C Equipment Notes, collectively, and in each case, any Equipment Notes issued in exchange therefor or replacement thereof pursuant to the terms of the Indentures.

(k) the definition of “Expected Distributions” in Section 1.1 of the Original Intercreditor Agreement shall be amended and restated in its entirety to read as follows:

“Expected Distributions” means, as the context requires, the Class A Expected Distributions, the Class B Expected Distributions or the Class C Expected Distributions.

(l) the definition of “Final Distributions” in Section 1.1 of the Original Intercreditor Agreement shall be amended and restated in its entirety to read as follows:

“Final Distributions” means, with respect to the Certificates of any Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest calculated at the Stated Interest Rate on the Pool Balance of such Certificates (excluding interest, if any, payable with respect to the Deposits relating to such Trust) and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (less the amount of the Deposits for such Class of Certificates as of such preceding Distribution Date other than any portion of such Deposits thereafter used to acquire Equipment Notes pursuant to the Note Purchase Agreement or the Class C Note Purchase Agreements, as applicable).  For purposes of calculating Final Distributions with respect to the Certificates of any Trust, any Premium paid on the Equipment Notes held in such Trust which has not been distributed to the Certificateholders of such Trust (other than such Premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Final Distributions.

(m) the definition of “Final Legal Distribution Date” in Section 1.1 of the Original Intercreditor Agreement shall be amended and restated in its entirety to read as follows:

“Final Legal Distribution Date” means (i) with respect to the Class A Certificates, April 29, 2026, (ii) with respect to the Class B Certificates, April 29, 2022, and (iii) with respect to the Class C Certificates, April 29, 2018.

(n) the definition of “Financing Agreement” in Section 1.1 of the Original Intercreditor Agreement shall be amended and restated in its entirety to read as follows:

“Financing Agreement” means each of the Participation Agreements, the Indentures, the Note Purchase Agreement and the Class C Note Purchase Agreement.

(o) the definition of “Indenture” in Section 1.1 of the Original Intercreditor Agreement shall be amended and restated in its entirety to read as follows:

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“Indenture” means each of the Trust Indentures entered into by the Loan Trustee and Continental pursuant to the Note Purchase Agreement and the Class C Note Purchase Agreement (other than any indenture pursuant to which “Series C Equipment Notes” are issued under the Prior Series 1 (as defined in the Class C Note Purchase Agreement)), in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

(p) the definition of “Operative Agreements” in Section 1.1 of the Original Intercreditor Agreement shall be amended and restated in its entirety to read as follows:

“Operative Agreements” means this Agreement, the Liquidity Facilities, the Trust Agreements, the Underwriting Agreement, the Underwriting Agreement, dated as of December 12, 2012, among Continental, the underwriters named therein and the Class C Depositary, the Financing Agreements, the Fee Letters, the Equipment Notes and the Certificates, together with all exhibits and schedules included with any of the foregoing.

(q) the definition of “Paying Agent” in Section 1.1 of the Original Intercreditor Agreement shall be amended and restated in its entirety to read as follows:

“Paying Agent” means, (i) with respect to either the Class A Certificates or the Class B Certificates, Wilmington Trust, National Association, as paying agent under the applicable Escrow and Paying Agent Agreement relating to such Class, and (ii) with respect to the Class C Certificates, Wilmington Trust, National Association, as paying agent under the Class C Escrow and Paying Agent Agreement, in each case, together with its successors in such capacity.

(r) the definition of “Pool Balance” in Section 1.1 of the Original Intercreditor Agreement shall be amended and restated in its entirety to read as follows:

“Pool Balance” means, as the context requires, the Series A Pool Balance, the Series B Pool Balance or the Series C Limited Pool Balance.

(s) the definition of “PTC Event of Default” in Section 1.1 of the Original Intercreditor Agreement shall be amended and restated in its entirety to read as follows:

“PTC Event of Default” means, with respect to each Trust Agreement, the failure to pay within 10 Business Days of the due date thereof:  (i) the outstanding Pool Balance of the applicable Class of Certificates on the Final Legal Distribution Date for such Class or (ii) interest due on such Certificates (calculated at the Stated Interest Rate on the Pool Balance thereof) on any Distribution Date (unless, in the case of the Class A Trust Agreement or the Class B Trust Agreement, the Subordination Agent shall have made an Interest Drawing or a withdrawal from the Cash Collateral Account relating to a Liquidity Facility for such Class, with respect thereto in an aggregate amount sufficient to pay such interest and shall have distributed such amount to the Trustee entitled thereto).

(t) the definition of “Stated Interest Rate” in Section 1.1 of the Original Intercreditor Agreement shall be amended and restated in its entirety to read as follows:

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“Stated Interest Rate” means (i) with respect to the Class A Certificates, 4.000% per annum, (ii) with respect to the Class B Certificates, 5.500% per annum and (iii) with respect to the Class C Certificates, 6.125% per annum.

(u) the definition of “Substitute Aircraft” in Section 1.1 of the Original Intercreditor Agreement shall be amended by inserting the words “and the Class C Note Purchase Agreement” after the words “Note Purchase Agreement”;

(v) the definition of “Trust” in Section 1.1 of the Original Intercreditor Agreement shall be amended and restated in its entirety to read as follows:

“Trust” means any of the Class A Trust, the Class B Trust or the Class C Trust.

(w) the definition of “Trust Agreement” in Section 1.1 of the Original Intercreditor Agreement shall be amended and restated in its entirety to read as follows:

“Trust Agreement” means any of the Class A Trust Agreement, the Class B Trust Agreement or the Class C Trust Agreement.

(x) the definition of “Trustee” in Section 1.1 of the Original Intercreditor Agreement shall be amended and restated in its entirety to read as follows:

“Trustee” means any of the Class A Trustee, the Class B Trustee or the Class C Trustee.

(y) Section 2.4(a) of the Original Intercreditor Agreement shall be amended and restated in its entirety to read as follows:

(a)  Notice of Special Payment.  Except as provided in Section 2.4(c) below, upon receipt by the Subordination Agent, as registered holder of the Equipment Notes, of any notice of a Special Payment (or, in the absence of any such notice, upon receipt by the Subordination Agent of a Special Payment), the Subordination Agent shall promptly give notice thereof to each Trustee and the Liquidity Providers.  The Subordination Agent shall promptly calculate the amount of the redemption or purchase of Equipment Notes, the amount of any Overdue Scheduled Payment or the proceeds of Equipment Notes or Collateral, as the case may be, comprising such Special Payment under the applicable Indenture or Indentures and shall promptly send to each Trustee and each Liquidity Provider a Written Notice of such amount and the amount allocable to each Trust.  Such Written Notice shall also set the distribution date for such Special Payment (a “Special Distribution Date”), which shall be the Business Day which immediately follows the later to occur of (x) the 15th day after the date of such Written Notice and (y) the date the Subordination Agent has received or expects to receive such Special Payment.  Amounts on deposit in the Special Payments Account shall be distributed in accordance with Sections 2.4(b) and 2.4(c) and Article III hereof, as applicable.

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For the purposes of the application of any Equipment Note Special Payment distributed on a Special Distribution Date in accordance with Section 3.2 hereof, so long as no Indenture Default shall have occurred and be continuing under any Indenture:

(i) the amount of accrued and unpaid Liquidity Expenses that are not yet due that are payable pursuant to clause “second” thereof shall be multiplied by the Section 2.4 Fraction;

(ii) clause “third” thereof shall be deemed to read as follows:  “third, such (x) amount as shall be required to pay accrued and unpaid interest then in arrears on all Liquidity Obligations (at the rate, or in the amount, provided in the applicable Liquidity Facility) plus an amount equal to the amount of accrued and unpaid interest on the Liquidity Obligations not in arrears multiplied by the Section 2.4 Fraction, and (y) if a Special Termination Drawing has been made under any Liquidity Facility and has not been converted into a Final Drawing, the outstanding amount of such Special Termination Drawing shall be distributed to the Liquidity Providers, pro rata on the basis of the amounts owed to each Liquidity Provider”;

(iii) clause “seventh” thereof shall be deemed to read as follows:  “seventh, such amount as shall be required to pay accrued, due and unpaid interest at the Stated Interest Rate on the outstanding Pool Balance of the Class A Certificates together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series A Equipment Notes held in the Class A Trust being redeemed, purchased or prepaid, in each case excluding interest, if any, payable with respect to the Deposits relating to the Class A Trust”;

(iv) clause “eighth” thereof shall be deemed to read as follows:  “eighth, such amount as shall be required to pay any accrued, due and unpaid Class B Adjusted Interest (excluding interest, if any, payable with respect to the Deposits relating to the Class B Trust) shall be distributed to the Class B Trustee”;

(v) clause “ninth” thereof shall be deemed to read as follows: “ninth; such amount as shall be required to pay any accrued, due and unpaid Class C Adjusted Interest (excluding interest, if any, payable with respect to the Deposits relating to the Class C Trust) shall be distributed to the Class C Trustee”;

(vi) clause “eleventh” thereof shall be deemed to read as follows:  “eleventh, such amount as shall be required to pay in full accrued, due and unpaid interest at the Stated Interest Rate on the outstanding Pool Balance of the Class B Certificates which was not previously paid pursuant to clause “eighth” above, together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series B Equipment Notes held in the Class B Trust and being redeemed, purchased or prepaid, in each case excluding interest, if any, payable with respect to the Deposits relating to the Class B Trust, shall be distributed to the Class B Trustee”; and

(vii) clause “thirteenth” thereof shall be deemed to read as follows:  “thirteenth, such amount as shall be required to pay in full accrued, due and unpaid interest at the Stated Interest Rate on the outstanding Pool Balance of the Class C Certificates which was not

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previously paid pursuant to clause “ninth” above, together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series C Equipment Notes held in the Class C Trust and being redeemed, purchased or prepaid, in each case excluding interest, if any, payable with respect to the Deposits relating to the Class C Trust, shall be distributed to the Class C Trustee”.

(z) The first sentence of Section 2.6(b) of the Original Intercreditor Agreement shall be amended and restated in its entirety to read as follows:

(b) The “Controlling Party” shall be (x) the Class A Trustee, (y) upon payment of Final Distributions to the holders of Class A Certificates, the Class B Trustee and (z) upon payment of Final Distributions to the holders of the Class B Certificates, the Class C Trustee.

(aa) Section 3.1(a) of the Original Intercreditor Agreement shall be amended and restated in its entirety to read as follows:

(a) No later than 3:00 P.M. (New York City time) on the Business Day immediately preceding each Distribution Date, each of the following Persons shall deliver to the Subordination Agent a Written Notice setting forth the following information as at the close of business on such Business Day:

(i) with respect to the Class A Certificates, the Class A Trustee shall separately set forth the amounts to be paid in accordance with clause “first” of Section 3.2 hereof (to reimburse payments made by such Trustee or the Class A Certificateholders, as the case may be, pursuant to subclause (ii) or (iv) of clause “first”), subclauses (ii) and (iii) of clause “sixth” of Section 3.2 hereof and clauses “seventh” and “tenth” of Section 3.2 hereof;

(ii) with respect to the Class B Certificates, the Class B Trustee shall separately set forth the amounts to be paid in accordance with clause “first” of Section 3.2 hereof (to reimburse payments made by such Trustee or the Class B Certificateholders, as the case may be, pursuant to subclause (ii) or (iv) of clause “first”), subclauses (ii) and (iii) of clause “sixth” of Section 3.2 hereof and clauses “eighth”, “eleventh” and “twelfth” of Section 3.2 hereof;

(iii) with respect to the Class C Certificates, the Class C Trustee shall separately set forth the amounts to be paid in accordance with clause “first” of Section 3.2 hereof (to reimburse payments made by such Trustee or the Class C Certificateholders, as the case may be, pursuant to subclause (ii) or (iv) of clause “first”), subclauses (ii) and (iii) of clause “sixth” of Section 3.2 hereof and clauses “ninth”, “thirteenth” and “fourteenth” of Section 3.2 hereof;

(iv) with respect to each Liquidity Facility, the Liquidity Provider thereunder shall separately set forth the amounts to be paid to it in accordance with subclauses (iii) and (iv) of clause “first” of Section 3.2 hereof, clause “second” of Section 3.2 hereof,

Intercreditor Agreement Amendment (2012-2)

clause “third” of Section 3.2 hereof, clause “fourth” of Section 3.2 hereof and clause “fifth” of Section 3.2 hereof; and

(v) each Trustee shall set forth the amounts to be paid in accordance with clause “sixth” of Section 3.2 hereof.

(bb) Section 3.1(e) of the Original Intercreditor Agreement shall be amended by replacing the word “eleventh” with the word “fourteenth”;

(cc) Section 3.2 of the Original Intercreditor Agreement shall be amended as follows:

(i) by amending and restating clauses “ninth”, “tenth”, “eleventh” and “twelfth” thereof in their entirety to read as follows:

ninth, such amount as shall be required to pay unpaid Class C Adjusted Interest (excluding interest, if any, payable with respect to the Deposits relating to the Class C Trust) shall be distributed to the Class C Trustee;

tenth, such amount as shall be required to pay in full Expected Distributions to the holders of the Class A Certificates on such Distribution Date shall be distributed to the Class A Trustee;

eleventh, such amount as shall be required to pay in full accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class B Certificates which was not previously paid pursuant to clause “eighth” above (excluding interest, if any, payable with respect to the Deposits related to the Class B Trust) shall be distributed to the Class B Trustee;

twelfth, such amount as shall be required to pay in full Expected Distributions to the holders of the Class B Certificates on such Distribution Date shall be distributed to the Class B Trustee;

(ii) by inserting the following new clauses “thirteenth”, “fourteenth” and “fifteenth” after clause “twelfth” thereof:

thirteenth, such amount as shall be required to pay in full accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class C Certificates which was not previously paid pursuant to clause “ninth” above (excluding interest, if any, payable with respect to the Deposits related to the Class C Trust), shall be distributed to the Class C Trustee;

fourteenth, such amount as shall be required to pay in full Expected Distributions to the holders of the Class C Certificates on such Distribution Date shall be distributed to the Class C Trustee; and

fifteenth, the balance, if any, of any such amount remaining thereafter shall be held in the Collection Account for later distribution in accordance with this Article III.

Intercreditor Agreement Amendment (2012-2)

(dd) Section 3.3(c) of the Original Intercreditor Agreement shall be amended by replacing in the proviso of such Section the words “‘ninth’ or ‘eleventh’” with the words “‘tenth’, ‘twelfth’ or ‘fourteenth’”.

(ee) Section 3.3 of the Original Intercreditor Agreement shall be amended by adding a new subclause (d) reading as follows:

“(d) Notwithstanding the priority of payments specified in Sections 2.4(b) or 3.2, all payments received by the Subordination Agent under any Indenture securing Equipment Notes of the Prior Series 2 and to be applied by the terms of such Indenture to the Series C Equipment Notes issued in respect of the Prior Series 1 shall be promptly distributed to the Class C Trustee.  The Terms “Equipment Notes”, “Indentures”, “Prior Series 1”, “Prior Series 2” and “Series C Equipment Notes” as used in this Section 3.3(d) shall have the respective meanings specified therefor in the Class C Note Purchase Agreement.”

(ff) Section 5.1(d)(iii) of the Original Intercreditor Agreement shall be amended and restated in its entirety to read as follows:

(iii) the current Pool Balance of the Certificates, the Preferred B Pool Balance, the Preferred C Pool Balance and the outstanding principal amount of all Equipment Notes;

(gg) Section 6.1 of the Original Intercreditor Agreement is amended by (i) replacing the word “and” appearing before the words “the Class B Trustee” in the first sentence thereof with a comma and (ii) inserting the words “and the Class C Trustee” after the words “the Class B Trustee” in the first sentence thereof.

(hh) Section 9.1(c) of the Original Intercreditor Agreement shall be amended by inserting (i) after the first instance of the words “Additional Equipment Notes” the words “(including the Series C Equipment Notes)” and (ii) after each instance of the words “Note Purchase Agreement” the words “(or, in the case of the Series C Equipment Notes, Section 4(a)(vi) of the Class C Note Purchase Agreement);”

(ii) Section 9.1(c)(ii) of the Original Intercreditor Agreement shall be amended and restated in its entirety to read as follows:

(ii) the definitions of “Certificate”, “Class”, “Class B Certificates” (if applicable), “Class C Certificates” (if applicable), “Final Legal Distribution Date”, “Trust”, “Trust Agreement” and “Controlling Party” (and such other applicable definitions) shall be revised, as appropriate, to reflect such issuance (and the subordination of the Refinancing Certificates and the Refinancing Equipment Notes);

Section 3.  Miscellaneous.   The amendments to the Original Intercreditor Agreement contained in Section 2 hereof shall become effective as of the date hereof, and from and after the date hereof, each reference in the Intercreditor Agreement to “this Agreement”, and each reference in the Intercreditor Agreement or in any other Operative Agreement to the “Intercreditor Agreement” or any like expression referring to the Intercreditor Agreement, shall be deemed to refer to the Original Intercreditor Agreement as amended by this Amendment No.

Intercreditor Agreement Amendment (2012-2)

1.  The Original Intercreditor Agreement, as amended hereby, shall remain unchanged and in full force and effect.  Each Liquidity Provider, by its execution and delivery of its consent and agreement to this Agreement No. 1, confirms that all of its obligations under the Intercreditor Agreement and the Liquidity Facilities provided by such Liquidity Provider remain unchanged and in full force and effect.  Each party hereto agrees to execute and deliver all such further agreements or documents, if any, as shall be necessary to give effect to the provisions of this Amendment No. 1.  This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart.  This Amendment No. 1 shall be governed by, and construed in accordance with, the law of the State of New York.

[signature page follows]

Intercreditor Agreement Amendment (2012-2)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Intercreditor Agreement (2012-2) to be duly executed as of the day and year first above written.

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee for the Class C Trust

By	/s/ Mark H. Brzoska
Name: Mark H. Brzoska
Title: Banking Officer

CONTINENTAL AIRLINES, INC.

By	/s/ Gerald Laderman
Name: Gerald Laderman
Title: Senior Vice President Finance and Treasurer

WILMINGTON TRUST, NATIONAL ASSOCIATION not in its individual capacity except as expressly set forth herein but solely as Subordination Agent and trustee

By	/s/ Mark H. Brzoska
Name: Mark H. Brzoska
Title: Banking Officer

Intercreditor Agreement Amendment (2012-2)

Consented to and agreed by:

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Trustee for the Class A Trust and the Class B Trust

By	/s/ Mark H. Brzoska
Name: Mark H. Brzoska
Title: Financial Services Officer

NATIXIS S.A., ACTING THROUGH ITS NEW YORK BRANCH, as Class A Liquidity Provider and Class B Liquidity Provider

By	/s/ Louis Douady
Name: Louis Douady
Title: Managing Director

By	/s/ Lily Cheung
Name: Lily Cheung
Title: Director

Intercreditor Agreement Amendment (2012-2)